Chittenden Corporation
Average Balances, Interest Income and Expense, and Average Rates (Unaudited) For the Six Months Ended June 30,



                                                            1996
                                         -----------------------------------
                                                         Interest   Average
                                          Average         Income/    Yield/
                                          Balance      Expense(1)   Rate(1)
                                         -----------------------------------
                                                      (In Thousands)
ASSETS
Interest-Earning Assets:
  Loans                                    $1,233,503     $57,086      9.31%
  Industrial Revenue Bonds (2)                  5,110         292     11.49
  Investments:
    Taxable                                   311,131       9,579      6.19
    Tax-Favored Debt Securities                63,755       2,085      6.58
    Tax-Favored Equity Securities              31,684         922      5.85
  Interest-Bearing Deposits in Banks              100           -      3.00
  Federal Funds Sold                           27,365         739      5.43
                                              -------     -------
    Total Interest-Earning Assets           1,672,648      70,703      8.50
                                                          -------
  NonInterest-Earning Assets                  150,814
  Allowance for Possible Loan Losses          (28,377)
                                              -------
    Total Assets                           $1,795,085
                                           ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-Bearing Liabilities:
  Savings and Interest-Bearing
    Transactional Accounts                    803,944      13,072      3.27
  Certificates of Deposit $100,000
    and Over                                  105,874       2,981      5.66
  Other Time Deposits                         435,432      11,832      5.46
                                              -------     -------
    Total Interest-Bearing Deposits         1,345,250      27,885      4.17

  Short-Term Borrowings                        29,840       1,005      6.77
  Long-Term Debt                                2,500         100      8.04
                                              -------     -------
    Total Interest-Bearing Liabilities      1,377,590      28,990      4.23
                                                          -------
NonInterest-Bearing Liabilities:

  Demand Deposits                             237,229
  Other Liabilities                            22,722
                                              -------
    Total Liabilities                       1,637,541

  Stockholders' Equity                        157,544
                                              -------
    Total Liabilities and
      Stockholders' Equity                 $1,795,085
                                           ===========
Net Interest Income                                       $41,713
                                                          =======

Interest Rate Spread (3)                                               4.27%

Net Yield on Earning Assets (4)                                        5.02%



(1)  On a fully taxable equivalent basis.  Calculated using a Federal Income
     Tax Rate of 35%.  Loan income includes fees.
(2)  Industrial revenue bonds are included in Loans in the Financial Statements.
(3) Interest rate spread is the average rate earned on total interest-earning assets less the average rate paid on interest-bearing liabilities.
(4) Net yield on earning assets is net interest income divided by total interest-earning assets.


Chittenden Corporation
Average Balances, Interest Income and Expense, and Average Rates (Unaudited) For the Six Months Ended June 30,

                                                          1995
                                         -----------------------------------
                                                         Interest   Average
                                          Average         Income/    Yield/
                                          Balance      Expense(1)   Rate(1)
                                         -----------------------------------
                                                      (In Thousands)
ASSETS
Interest-Earning Assets:
  Loans                                    $1,115,007     $52,263      9.45%
  Industrial Revenue Bonds (2)                  6,998         409     11.79
  Investments:
    Taxable                                   295,956       9,294      6.33
    Tax-Favored Debt Securities                49,919       1,646      6.65
    Tax-Favored Equity Securities              16,281         520      6.44
  Interest-Bearing Deposits in Banks              100           -      3.00
  Federal Funds Sold                           35,870       1,050      5.90
                                              -------     -------
    Total Interest-Earning Assets           1,520,131      65,182      8.65
                                                          -------
  NonInterest-Earning Assets                  128,328
  Allowance for Possible Loan Losses          (25,016)
                                              -------
    Total Assets                           $1,623,443
                                           ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-Bearing Liabilities:
  Savings and Interest-Bearing
    Transactional Accounts                    725,578      12,653      3.52
  Certificates of Deposit $100,000
    and Over                                  123,712       3,257      5.31
  Other Time Deposits                         366,672       9,438      5.19
                                              -------     -------
    Total Interest-Bearing Deposits         1,215,962      25,348      4.20

  Short-Term Borrowings                        48,511       1,614      6.71
  Long-Term Debt                                1,445          64      8.93
                                              -------     -------
    Total Interest-Bearing Liabilities      1,265,918      27,026      4.31
                                                          -------
NonInterest-Bearing Liabilities:

  Demand Deposits                             211,883
  Other Liabilities                            17,622
                                              -------
    Total Liabilities                       1,495,423

  Stockholders' Equity                        128,020
                                              -------
    Total Liabilities and
      Stockholders' Equity                 $1,623,443
                                           ===========
Net Interest Income                                       $38,156
                                                          =======

Interest Rate Spread (3)                                               4.34%

Net Yield on Earning Assets (4)                                        5.06%



(1)  On a fully taxable equivalent basis.  Calculated using a Federal Income
     Tax Rate of 35%.  Loan income includes fees.
(2)  Industrial revenue bonds are included in Loans in the Financial Statements.
(3) Interest rate spread is the average rate earned on total interest-earning assets less the average rate paid on interest-bearing liabilities.
(4) Net yield on earning assets is net interest income divided by total interest-earning assets.